UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2026

Black Rock Coffee Bar, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-42844	33-5053729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (458) 256-9668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	BRCB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                Entry into a Material Definitive Agreement

On May 15, 2026, Black Rock Coffee Bar, Inc. (the “Company”) entered into an irrevocable proxy (the “Proxy”) with Viking Cake Fuel, LLC, Viking Cake Fuel II, LLC, Jeffrey R. Hernandez 2021 Trust, Tiffany S. Hernandez 2021 Trust, Daniel J. Brand 2021 Trust, and Tanya N. Brand 2021 Trust (collectively, the “Proxy Parties”), each of which is or was a Class C common shareholder of the Company. The Proxy Parties are also parties to that certain Voting Agreement (the “Founders Voting Agreement”), dated as of September 11, 2025, by and among the Company, the Cynosure Investors (as defined below), Viking Cake Fuel, LLC, Viking Cake Fuel II, LLC, and Jeffrey R. Hernandez 2021 Trust, Tiffany S. Hernandez 2021 Trust, Daniel J. Brand 2021 Trust, Tanya N. Brand 2021 Trust, Jacob V. Spellmeyer 2021 Trust, Juliet A. Spellmeyer 2021 Trust, Bryan D. Pereboom 2021 Trust, and Nicole R. Pereboom 2021 Trust, Vahalda Fuel, LLC and Aureata Fuel, LLC (collectively, the “Founder Investors”).
Pursuant to the Proxy and subject to the terms of the Founders Voting Agreement, the Company, the Chief Executive Officer of the Company and any other designee of the Company have been authorized and empowered by the Proxy Parties to serve as their attorney-in-fact and proxy to vote all shares of the Company’s Class A, Class B or Class C common stock held by the Proxy Parties or over which the Proxy Parties have voting control (the “Covered Shares”) and to exercise all voting, consent and similar rights of the Proxy Parties with respect to the Covered Shares until the later of (a) two years from May 15, 2026 and (b) the termination of the Founders Voting Agreement.
Also on May 15, 2026, the Company entered into Amendment No. 1 to Registration Rights Agreement of Black Rock Coffee Bar, Inc. (the “Registration Rights Agreement Amendment”) with the other parties signatory thereto pursuant to which the number of Demand Registration Requests (as defined therein) that the Cynosure Investors (as defined therein) may request was increased from three to four.
The foregoing descriptions of the Proxy and the Registration Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Proxy and the Registration Rights Agreement Amendment which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 1.02                Termination of a Material Definitive Agreement

On May 15, 2026, the Company entered into a Termination Agreement (the “Termination Agreement”) with Cynosure Partners 2020, LP, Cynosure Partners 2020 PV, LP, Cynosure Partners 2020 Co-Investment, LLC, Cynosure Partners III, LP, and Cynosure Partners III Offshore, LP (collectively, the “Cynosure Investors”) and the Founder Investors, pursuant to which the Voting Agreement (the “Cynosure Voting Agreement”), dated as of September 11, 2025, by and among the Cynosure Investors, the Company and the other parties thereto was terminated, effective as of May 15, 2026.
The Company entered into the Cynosure Voting Agreement with the Cynosure Investors in connection with the Company’s initial public offering. Pursuant to the Cynosure Voting Agreement, and subject to the exceptions that were set forth therein, The Cynosure Group, LLC and its affiliates (the “Sponsor”), for so long as it had the right to nominate a director to the Company’s board of directors (the “Board”), agreed to vote its shares of common stock in favor of the election of the Company’s co-founders, Daniel Brand, Jeff Hernandez, Jake Spellmeyer, and Bryan Pereboom, who were nominated for election to the Board. The Termination Agreement was entered into in connection with certain entities associated with the Sponsor purchasing certain shares of the Company’s common stock from entities and trusts associated with the Company’s co-founders.
Item 9.01                Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Irrevocable Proxy, dated May 15, 2026.
10.2	Amendment No. 1 to Registration Rights Agreement, dated May 15, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK ROCK COFFEE BAR, INC.

Date: May 20, 2026	By:	/s/ Samuel J. Seiberling
Samuel J. Seiberling
Chief Legal Officer